                                  EXHIBIT I

The following documents have been previously filed via EDGAR and are herein incorporated by reference. Financial information may be obtained from the following.

                                                                   DATE       FORM   40 ACT
FUND NAME                                              CIK #       SUBMITTED  TYPE   FILE #    ACCESSION #
---------                                              -----       ---------  ----   ------    -----------
G.T. Global Variable Investment Series                 0000887700  3/10/99    N-30D  811-7166
     GT Global Variable New Pacific                    0000887700  3/10/99    N-30D  811-7166
     GT Global Variable Europe Fund                    0000887700  3/10/99    N-30D  811-7166
     GT Global Variable America Fund                   0000887700  3/10/99    N-30D  811-7166
     GT Global Variable International Fund             0000887700  3/10/99    N-30D  811-7166
     GT Global Money Market Fund                       0000887700  3/10/99    N-30D  811-7166

G.T. Global Variable Investment Trust                  0000891761  3/10/99    N-30D  811-7164
     GT Global Variable Latin America Fund             0000891761  3/10/99    N-30D  811-7164
     GT Global Variable Telecommunications Fund        0000891761  3/10/99    N-30D  811-7164
     GT Global Variable Growth and Income Fund         0000891761  3/10/99    N-30D  811-7164
     GT Global Variable Strategic Income Fund          0000891761  3/10/99    N-30D  811-7164
     GT Global Variable Emerging Markets Fund          0000891761  3/10/99    N-30D  811-7164
     GT Global Variable Global Government Income Fund  0000891761  3/10/99    N-30D  811-7164
     GT Global Variable U.S. Government Fund           0000891761  3/10/99    N-30D  811-7164
     GT Global Variable Infrastructure Fund            0000891761  3/10/99    N-30D  811-7164
     GT Global Variable Natural Resources Fund         0000891761  3/10/99    N-30D  811-7164